                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              GRIFFON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              GRIFFON CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 6, 1997
                            ------------------------

To the Stockholders of
  GRIFFON CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Griffon Corporation will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Thursday, February 6, 1997 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.     To elect four directors;

     2. To consider and act upon a proposal to adopt a 1997 Stock Option Plan, as set forth in Exhibit A; and

     3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on December 16, 1996 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                         By Order of the Board of Directors,

                                              SUSAN E. ROWLAND
                                                 Secretary

Dated: Jericho, New York
      December 20, 1996

                              GRIFFON CORPORATION
                             100 JERICHO QUADRANGLE
                            JERICHO, NEW YORK 11753
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, FEBRUARY 6, 1997
                            ------------------------

     The Annual Meeting of Stockholders of Griffon Corporation (the "Company") will be held on Thursday, February 6, 1997 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF GRIFFON CORPORATION FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to stockholders is December 20, 1996.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on December 16, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding two classes of voting capital stock, namely, its Common Stock, and its Second Preferred Stock, Series I (the "Second Preferred Stock") which vote together as a single class. Each share of Common Stock and Second Preferred Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders. As of December 16, 1996, there were issued and outstanding approximately 28,932,099 shares of Common Stock and approximately 1,605,694 shares of Second Preferred Stock. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of December 11, 1996 certain information with regard to ownership of the Company's Common Stock and Second Preferred Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock and Second Preferred Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission, except where otherwise indicated;
(ii) each director and each executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:

                                                                                     SECOND
                                                             COMMON                 PREFERRED
                                                              STOCK                   STOCK
                                                          BENEFICIALLY            BENEFICIALLY
             NAME OF BENEFICIAL OWNER                       OWNED(1)                OWNED(1)
---------------------------------------------------  -----------------------     ---------------
FMR Corp.(2).......................................   2,423,900 (8.4%)
Griffon Corporation Employee Stock Ownership
  Plan(3)..........................................   2,372,056 (8.2%)                 --
The Killen Group, Inc.(4)..........................          --                   117,755 (7.3%)
Patrick L. Alesia..................................      94,958 (5)                    --
Henry A. Alpert....................................       2,237 (6)                 2,500
Robert Balemian....................................   1,062,036 (3.6%)(5)              --
Bertrand M. Bell...................................       8,314 (6)                    --
Harvey R. Blau.....................................   1,695,569 (5.6%)(5)(8)        9,800 (9)
Robert Bradley.....................................       3,914 (6)                    --
Abraham M. Buchman.................................       6,245 (6)                 1,500
Rear Admiral Clarence A. Hill, Jr. (Ret.)..........       7,742 (6)                 2,035
Ronald J. Kramer...................................      22,794 (6)(10)                --
Lieutenant Gen. James W. Stansberry (Ret.).........      13,964 (6)(7)                 --
Martin S. Sussman..................................       4,314 (6)                    --
William H. Waldorf.................................       5,271 (6)                 1,240
Lester L. Wolff....................................       4,314 (6)                    --
Directors and executive officers as a group (14
  persons).........................................   2,945,172 (9.5%)(11)         17,075 (1.1%)

---------------
 (1) No officer or director owns more than one percent of the issued and outstanding Common Stock and Second Preferred Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power, except where otherwise indicated.

 (2) Reflects shares beneficially owned by FMR Corp. ("FMR") according to information furnished to the Company by FMR. FMR holds sole dispositive power with respect to 2,423,900 shares and sole voting power with respect to zero shares. All such shares were beneficially owned by FMR's wholly-owned subsidiary, Fidelity Management and Research Company. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (3) The address for the Griffon Corporation Employee Stock Ownership Plan is c/o U.S. Trust Company of California N.A., as Trustee, 515 South Flower Street, Suite 2800, Los Angeles, California 90071. See "Management -- Stock Plans -- Employee Stock Ownership Plan".

 (4) The address for The Killen Group, Inc. is 1189 Lancaster Avenue, Berwyn, Pennsylvania 19312.

 (5) Includes for Messrs. Blau, Balemian and Alesia, 1,090,000, 825,000 and 55,000 shares, respectively, issuable with respect to options exercisable within 60 days under the Company's stock option plans. See
     "Management -- Stock Plans".

 (6) Includes shares of Common Stock granted pursuant to the Company's Outside Director Stock Award Plan. See "Management -- Stock Plans -- Outside Director Stock Award Plan".

 (7) Includes 10,650 shares owned by Lieutenant General Stansberry's wife.

 (8) Includes warrants to purchase 226,414 shares of Common Stock currently exercisable at $2.65 per share and 24,715 shares of Common Stock owned by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan of which Mr. Blau is one of three trustees.

 (9) Represents shares owned by Mr. Blau's wife.

(10) Includes 4,000 shares owned by Mr. Kramer's wife and daughter and 8,000 shares owned by a limited partnership of which Mr. Kramer is a general partner, as to which Mr. Kramer disclaims beneficial ownership of such shares which are in excess of his pecuniary interest.

(11) Includes 1,983,500 shares issuable with respect to options exercisable within 60 days granted to executive officers under the Company's stock option plans. See "Management -- Stock Plans".

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of twelve directors as set forth below.

       CLASS I                     CLASS II                         CLASS III
 (TO SERVE UNTIL THE         (TO SERVE UNTIL THE               (TO SERVE UNTIL THE
  ANNUAL MEETING OF           ANNUAL MEETING OF                 ANNUAL MEETING OF
STOCKHOLDERS IN 1999)       STOCKHOLDERS IN 1997)             STOCKHOLDERS IN 1998)
---------------------     --------------------------     -------------------------------
Bertrand M. Bell (2)           Robert Balemian                   Henry A. Alpert
 Robert Bradley (1)             Harvey R. Blau               Abraham M. Buchman (2)
Martin S. Sussman (1)        Ronald J. Kramer (1)                 Rear Admiral
   Lester L. Wolff            Lieutenant General         Clarence A. Hill, Jr. (Ret.)(2)
                          James W. Stansberry (Ret.)         William H. Waldorf (1)

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Robert Balemian, Harvey R. Blau, Ronald J. Kramer and Lieutenant General James W. Stansberry (Ret.), directors in Class II, are to be elected to hold office until the Annual Meeting of Stockholders in 2000 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $15,000 and a fee of $1,200 for each Board of Directors or Committee meeting attended. In addition, under the Company's Outside Director Stock Award Plan, each non-employee director receives at the time of the Annual Meeting of Stockholders each year, shares of Common Stock of the Company valued at $10,000. All shares awarded under this plan vest over a period of three years. In 1996, an aggregate of 10,740 shares were granted under this plan.

     There were four meetings of the Board of Directors during the fiscal year ended September 30, 1996. For the fiscal year ended September 30, 1996, there was one meeting of the Audit Committee and one meeting of the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements, the Company's internal accounting controls and the professional services furnished by the independent public accountants to the Company, and the Compensation Committee recommends executive compensation and the granting of stock options to employees. See "Compensation Committee Report on Executive Compensation." The Company has no standing nominating committee. Each director attended or participated in at least 75% of such meetings of the Board of Directors and the committees on which he served.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     Mr. Henry A. Alpert (49), a director of the Company since February 1995, has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years.

     Mr. Robert Balemian (57) has been President and a director of the Company since 1982, was Vice President of the Company from February 1976 through December 1978 and Vice President of Finance of the Company from December 1978 until March 1982.

     Dr. Bertrand M. Bell (67), a director of the Company since 1976, has been Professor of Medicine at Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992.

     Mr. Harvey R. Blau (61) has been Chairman of the Board of the Company since 1983. Mr. Blau also is Chairman of the Board of Aeroflex Incorporated, a diversified manufacturer of military and industrial products and a director of Nu Horizons Electronics Corp., a distributor of electronic components, and Reckson Associates Realty Corp, a real estate investment trust. See
"Management -- Certain Transactions."

     Mr. Robert Bradley (77), a director of the Company since 1985, was an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. Mr. Bradley is a director of Aeroflex Incorporated.

     Mr. Abraham M. Buchman (80), a director of the Company since 1966, has been a practicing attorney in the State of New York for more than the past five years. Mr. Buchman is a partner in the law firm of Buchman & O'Brien.

     Rear Admiral Clarence A. Hill, Jr. (Ret.) (76), a director of the Company since 1982, was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1973. Since retirement, Rear Admiral Hill has been acting as an independent consultant with respect to the utilization of advanced concepts of system modeling and manpower survey techniques. From 1975 to 1991, Rear Admiral Hill was Vice President for Governmental Affairs and an executive board member of the Association of Naval Aviation.

     Mr. Ronald J. Kramer (38), a director of the Company since 1993, has been Chairman of the Board of Ladenburg, Thalmann Group, Inc., an investment banking firm, since June 1995. For more than five years prior thereto, Mr. Kramer was a managing director of Ladenburg, Thalmann Group, Inc. Mr. Kramer is a director of New Valley Corporation, the parent company of Ladenberg, Thalmann Group, Inc. and Grand Casinos, Inc., an owner and operator of casinos. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau.

     Lieutenant General James W. Stansberry (Ret.) (69), a director of the Company since 1991, was an officer in the United States Air Force for thirty-five years prior to his retirement in 1984. Since 1984, Lieutenant General Stansberry has been President of Stansberry Associates International, Inc., an independent consultant specializing in strategic planning for aerospace and defense firms. In fiscal 1996, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Stansberry Associates International, Inc. in consulting fees.

     Mr. Martin S. Sussman (59), a director of the Company since 1989, has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman & Habermann for more than the past five years. Mr. Sussman is a director of Greenstone Roberts Advertising, Inc., an advertising agency.

     Mr. William H. Waldorf (59), a director of the Company since 1963, has been President of Landmark Capital, Inc., an investment firm, for more than the past five years. Mr. Waldorf is a director of Kayne Anderson Mutual Funds.

     Lester L. Wolff (76), a director of the Company since 1987, has been President of Lester Wolff Enterprises Limited, a public relations firm, since 1981. Mr. Wolff served as a member of the U.S. House of Representatives from 1964 to 1981. Mr. Wolff is a director of U.S. Asia International Publications, Inc., a magazine publisher. In fiscal 1996, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Lester Wolff Enterprises Limited in consulting fees.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

                      NAME                        AGE                 OFFICE HELD
        --------------------------------          ---           ------------------------
        Harvey R. Blau..................           61           Chairman of the Board
        Robert Balemian.................           57           President
        Patrick L. Alesia...............           48           Vice President and
                                                                Treasurer
        Susan E. Rowland................           38           Secretary

     Mr. Patrick L. Alesia was appointed Vice President of the Company in May 1990 and has been the Treasurer of the Company since April 1979.

     Mrs. Susan E. Rowland has been Secretary of the Company since September
1983.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered during the fiscal years ended September 30, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION            ----------------------------------
                                   -------------------------------------   RESTRICTED   NUMBER OF   LONG-TERM
                                                           OTHER ANNUAL      STOCK       SHARES     INCENTIVE    ALL OTHER
NAME AND                  FISCAL                 BONUS     COMPENSATION      AWARDS     UNDERLYING    PLAN      COMPENSATION
PRINCIPAL POSITION         YEAR     SALARY        (1)           (2)           (3)        OPTIONS     PAYOUTS        (4)
------------------------  ------   --------   -----------  -------------   ----------   ---------   ---------   ------------
Harvey R. Blau..........   1996    $662,000    $2,366,000        --               --     250,000        --        $ 79,780
  Chairman and Chief       1995     646,000     2,001,000        --               --     250,000        --          79,846
  Executive Officer        1994     629,000     2,597,000        --               --     465,000        --          96,244
Robert Balemian.........   1996    $657,000    $2,308,000        --               --     200,000        --        $ 43,466
  President                1995     640,000     1,944,000        --               --     200,000        --          44,358
                           1994     624,000     2,539,000        --               --     350,000        --          57,045
Patrick L. Alesia.......   1996    $214,000       $80,000        --               --      10,000        --        $ 16,853
  Vice President and       1995     199,000        80,000        --               --      10,000        --          18,363
  Treasurer                1994     186,000        70,000        --         $ 65,000       5,000        --          22,063

---------------
(1) Represents for Messrs. Blau and Balemian incentive compensation under employment agreements. See "Management -- Employment Agreements."

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) In fiscal 1994, 9,500 shares of restricted stock were granted to Mr. Alesia under the Company's Restricted Management Stock Bonus Plan. As of September 30, 1996, Mr. Alesia held 7,125 non-vested shares of restricted stock having a market value of approximately $70,000. Any dividends paid by the Company on its shares of Common Stock will be paid on these restricted shares. These restricted shares were granted in July 1994 and vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of grant.

(4) All Other Compensation in fiscal 1996 includes: (a) $61,360, $26,280 and $7,590 of premiums paid by the Company in respect of certain split-dollar life insurance policies on the lives of Messrs. Blau, Balemian and Alesia, respectively. The Company is the beneficiary to the extent of the premiums paid; (b) $10,807, $9,573 and $1,650 paid by the Company for term life insurance policies on Messrs. Blau, Balemian and Alesia, respectively; (c) Company contributions under the Griffon Corporation 401(k) Retirement Plan of $6,613 paid by the Company for each of Messrs. Blau, Balemian and Alesia and (d) $1,000 in Company contributions allocated under the Company's Employee Stock Ownership Plan on behalf of each of Messrs. Blau, Balemian and Alesia.

EMPLOYMENT AGREEMENTS

     Messrs. Blau and Balemian have entered into employment agreements with the Company for terms ending on December 31, 2000. Pursuant to these agreements, each receives compensation consisting of salary, cumulative cost of living adjustments, and under certain conditions, an incentive bonus. Mr. Blau's incentive is 4% of the Company's consolidated pretax earnings up to $5,000,000, and 5% thereafter, and Mr. Balemian's incentive is 2 1/2% of the Company's consolidated pretax earnings up to $3,000,000, 3 1/2% of the consolidated pretax earnings between $3,000,000 and $5,000,000 and 5% thereafter. The agreements further provide for consulting payments for five years after termination of employment at annual amounts of one-half of their last annual salary. The employment agreements make provisions for life insurance and for the continuation of certain benefits following death or disability.

     The employment agreements further provide that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, also as defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement.

STOCK PLANS

  EMPLOYEE STOCK OWNERSHIP PLAN

     In May 1983, the Company adopted an Employee Stock Ownership Plan ("ESOP" or "Plan"). Employees of the Company and its subsidiaries are eligible to participate in the Plan, provided they are not members of a collective bargaining unit. The ESOP has a Trustee, U.S. Trust Company of California, N.A. (the "Trustee"), who votes the securities held by the Plan (other than securities of the Company which have been allocated to employees' accounts).

     The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by the Company to an employee's account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee's annual compensation, as defined under the Plan. No contributions are required of, nor are any accepted from, any employee.

     All contributions to the Plan are invested primarily in the Company's securities. The Trustee has the right to purchase the Company's securities on behalf of employees. The Trustee is considered the shareholder for the purpose of exercising all owners' and shareholders' rights, with respect to the Company's securities held in the Plan, except for voting rights, which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested.

     The Trustee is empowered to borrow funds for the purpose of purchasing the Company's securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for allocation as principal and interest are repaid. In March 1996, the outstanding balance under the ESOP's prior loan agreement was paid in full. In December 1996, the ESOP entered into a $3,000,000 loan agreement, the proceeds of which will be used to purchase Common Stock of the Company. The loan provides for repayment in quarterly installments through 2001 and is guaranteed by the Company.

  1995 STOCK OPTION PLAN

     The 1995 Stock Option Plan (the "1995 Plan"), which was adopted by the Board of Directors in November 1994 and approved by the stockholders in February 1995, covers 1,000,000 shares of the Company's Common Stock. Under the terms of the 1995 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1996, options were granted to purchase 505,000 shares under the 1995 Plan. As of December 16, 1996, options to purchase 247,500 shares were exercisable at $7.50 to $8.625 per share and options to purchase 27,000 shares remained available for future grants under the 1995 Plan.

  OUTSIDE DIRECTOR STOCK AWARD PLAN

     The Company has an Outside Director Stock Award Plan (the "Outside Director Plan"), which was approved by the stockholders in 1994, under which 300,000 shares may be issued to non-employee directors. Annually, at the time of each annual meeting of stockholders, each eligible director is awarded shares of the Company's Common Stock having a value of $10,000, which shares vest in equal installments over a three-year period. During fiscal 1996, 10,740 shares were issued under the Outside Director Plan. As of December 16, 1996, an aggregate of 33,140 shares were issued under the Outside Director Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock option grants to the executive officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 1996:

                                                                                     POTENTIAL REALIZED VALUE AT ASSUMED
                                         INDIVIDUAL GRANTS(1)                            ANNUAL RATES OF STOCK PRICE
                         ----------------------------------------------------                  APPRECIATION FOR
                           NUMBER          % OF                                                 OPTION TERM(5)
                         OF SHARES     TOTAL OPTIONS                            ----------------------------------------------
                         UNDERLYING     GRANTED TO      EXERCISE                 STOCK                    STOCK
                          OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION    PRICE       DOLLAR       PRICE       DOLLAR
         NAME            GRANTED(2)   FISCAL YEAR(3)     ($/SH)       DATE      5%($)(4)    GAIN(1)     10%($)(4)    GAIN(1)
-----------------------  ----------   ---------------   --------   ----------   --------   ----------   ---------   ----------
Harvey R. Blau.........    250,000          40.5%        $8.875       2-6-06     $14.46    $1,396,000    $ 23.02    $3,536,000
Robert Balemian........    200,000          32.4          8.875       2-6-06      14.46     1,117,000      23.02     2,829,000
Patrick L. Alesia......     10,000           1.6          8.375      11-7-05      13.64        53,000      21.72       133,000

---------------
(1) All grants are under the Company's stock option plans. Dollar gains are based on the assumed annual rates of appreciation above the exercise price of each option for the term of the option.

(2) Grants were made at the market value of the Company's Common Stock on the date of grant. Grants vest 50% one year after date of grant and the remaining balance two years after the date of grant.

(3) Total options granted to employees in fiscal 1996 were for 618,000 shares of Common Stock.

(4) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increase in market value of the Company's Common Stock for all stockholders as of December 16, 1996, assuming annual rates of stock appreciation from September 30, 1996 (stock price at $9.75 per share) over the ten year periods used in this table, aggregate $177,433,000 at a 5% rate and $449,648,000 at a 10% rate.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock options exercised during fiscal 1996 and all unexercised stock options of the executive officers named in the "Summary Compensation Table" as of September 30, 1996:

                                                             NUMBER OF                   VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT
                     SHARES                             AT FISCAL YEAR-END                FISCAL YEAR-END(2)
                    ACQUIRED          VALUE        -----------------------------     -----------------------------
      NAME         ON EXERCISE     REALIZED(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------  -----------     -----------     -----------     -------------     -----------     -------------
Harvey R. Blau...     50,000        $ 375,000        450,000          765,000        $ 1,738,000      $ 1,383,000
Robert
  Balemian.......     40,000          300,000        335,000          590,000          1,209,000        1,049,000
Patrick L.
  Alesia.........         --               --         45,000           15,000            266,000           25,000

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of September 30, 1996.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective October 1, 1996 the Company adopted the Griffon Corporation Supplemental Executive Retirement Plan ("SERP") for its officers.

     The normal retirement age under the SERP is 72. No benefit is payable unless a participant is vested at the time of termination of employment. A participant's right to receive a benefit vests after 20 years of service and one year of participation in the SERP, or upon a Change of Control as defined in the SERP.

     The SERP provides an annual benefit upon termination equal to the sum of .25% of Average Base Salary and 1.5% of Average Bonus/Incentive Compensation
multiplied by completed years of service (up to a maximum of 30). "Average" means the average of the three highest paid years out of the last ten prior to retirement. The benefit is reduced by any Social Security benefit attributable to the employment of the participant. Benefits are adjusted for early retirement and retirement after the normal retirement date. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary.

     A trust will be established to which contributions will be made to provide for the benefits under the SERP.

     The following tables show the projected annual benefits payable at age 72 under the SERP before the reduction for Social Security benefits. A participant's SERP benefit would be the total of the applicable amounts from each table, minus the Social Security benefit attributable to the participant's employment. The number of years of service of the participants as of September 30, 1996 are: Mr. Blau, 24; Mr. Balemian, 23; Mr. Alesia, 23; Ms. Rowland, 14. The Social Security benefit depends upon the participant's date of birth, and is projected to range from $20,000 per year (Mr. Blau) to $23,500 (Ms. Rowland), all at retirement age 72.

                         BASE SALARY
--------------------------------------------------------------
                                    YEARS OF SERVICE
                                    WITH THE COMPANY
   ASSUMED AVERAGE        ------------------------------------
ANNUAL BASE SALARY(1)     20 YEARS     25 YEARS      30 YEARS
---------------------     --------     --------     ----------
     $    50,000          $  2,500     $  3,125     $    3,750
         100,000             5,000        6,250          7,500
         200,000            10,000       12,500         15,000
         300,000            15,000       18,750         22,500
         400,000            20,000       25,000         30,000
         500,000            25,000       31,250         37,500
         600,000            30,000       37,500         45,000
         700,000            35,000       43,750         52,500

                 BONUS/INCENTIVE COMPENSATION
--------------------------------------------------------------
                                    YEARS OF SERVICE
   ASSUMED AVERAGE                  WITH THE COMPANY
   BONUS/INCENTIVE        ------------------------------------
   COMPENSATION(2)        20 YEARS     25 YEARS      30 YEARS
---------------------     --------     --------     ----------
     $    50,000          $ 15,000     $ 18,750     $   22,500
         100,000            30,000       37,500         45,000
         250,000            75,000       93,750        112,500
         500,000           150,000      187,500        225,000
       1,000,000           300,000      375,000        450,000
       1,500,000           450,000      562,500        675,000
       2,000,000           600,000      750,000        900,000
       2,500,000           750,000      937,500      1,125,000

---------------
(1) Average of a participant's base salary for the highest three years out of the last ten prior to retirement.

(2) Average of a participant's bonus/incentive compensation for the highest three years out of the last ten prior to retirement.

CERTAIN TRANSACTIONS

     Harvey R. Blau, the Chairman of the Board of the Company, is a member of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. For the fiscal year ended September 30, 1996, the Company paid $741,000 in legal fees to Blau, Kramer, Wactlar & Lieberman, P. C. All legal fees paid by the Company to Blau, Kramer, Wactlar & Lieberman, P.C. are reviewed and approved by a committee of independent non-employee directors. In addition, Blau, Kramer, Wactlar & Lieberman, P. C. subleases from the Company approximately 3,700 square feet of office space at the Company's corporate headquarters. The rental under this sublease agreement is the same rental per square foot that the Company is paying on its prime lease, including any escalations, and aggregated approximately $82,000 in the fiscal year ended September 30, 1996. See "Election of Directors -- Principal Occupations of Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, the Company's Compensation Committee consisted of Messrs. Abraham M. Buchman, Bertrand M. Bell and Rear Admiral Clarence A. Hill, Jr. (Ret.). None of these persons were officers or employees of the Company during fiscal 1996 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1996 is furnished by the directors who comprised the Compensation Committee during fiscal 1996.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1996, pursuant to the terms of his employment agreement with the Company, Robert Balemian, the Company's President, received a base salary and a cash incentive bonus based on the

Company's pre-tax income. See "Management -- Employment Agreements." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Balemian. Mr. Balemian was also granted certain stock options for the same reasons as are set forth under "Compensation of Chief Executive Officer" below. Mr. Patrick L. Alesia, the Company's Vice President and Treasurer, also received a base salary, a cash bonus and a grant of stock options under the Company's 1995 Stock Option Plan. The Compensation Committee determined that this base salary, bonus and grant of stock options were appropriate given the Company's financial performance, the substantial contribution made by Mr. Alesia to such performance and the compensation levels of executives at companies competitive with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal 1996, pursuant to the terms of his employment agreement with the Company, Mr. Harvey R. Blau, the Company's Chairman and Chief Executive Officer, received a base salary and a cash incentive bonus based on the Company's pre-tax income. See "Management -- Employment Agreements". In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Blau. The Compensation Committee granted to Mr. Blau options to purchase 250,000 shares exercisable at $8.875 under the Company's 1995 Stock Option Plan. These options were granted at an exercise price equal to the market value of the Company's Common Stock on the date of grant. The Compensation Committee believes that these options provide an incentive for Mr. Blau to maximize long-term shareholder value. The Compensation Committee also noted that under Mr. Blau's leadership during his tenure as Chief Executive Officer, the Company's annual revenues, annual earnings, market capitalization and the market value per share of Common Stock of the Company have all increased substantially.

                                     The Compensation Committee

                                       Abraham M. Buchman, Chairman
                                       Bertrand M. Bell
                                       Rear Admiral Clarence A. Hill, Jr.(Ret.)

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1996, except that one report timely filed by Ronald Kramer was amended promptly to include one transaction relating to the purchase of 8,000 shares of the Company's Common Stock for investment by a limited partnership of which Ronald Kramer is a general partner.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's stockholders during the five year period ended September 30, 1996 as well as an overall stock market index (S & P SmallCap 600 Index) and the Company's peer group index (Dow Jones Industrial-Diversified Index). The S & P Small Cap 600 Index has now been designated as the overall stock market index and the Dow Jones Industrial-Diversified is being utilized for the first time as the peer group index. The previously used peer group index, the S & P Conglomerates Index, has been discontinued and is no longer available for use.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

            AMONG GRIFFON CORPORATION, THE S & P SMALLCAP 600 INDEX,
                 AND THE DOW JONES INDUSTRIAL-DIVERSIFIED INDEX

        MEASUREMENT PERIOD             GRIFFON COR-      DOW JONES INDUS-     S & P SMALLCAP
      (FISCAL YEAR COVERED)              PORATION        TRIAL-DIVERSIFIED          600
9/91                                               100                 100                 100
9/92                                               105                 111                 111
9/93                                               186                 152                 138
9/94                                               170                 151                 140
9/95                                               186                 190                 169
9/96                                               211                 219                 216

*$100 INVESTED ON SEPTEMBER 30, 1991 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

        PROPOSAL TO ADOPT THE GRIFFON CORPORATION 1997 STOCK OPTION PLAN

Introduction

     At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of the Griffon Corporation 1997 Stock Option Plan (the "1997 Option Plan"), which was adopted by the Board of Directors on November 6, 1996, subject to stockholder approval as required by the rules of the New York Stock Exchange. The 1997 Option Plan will be terminated unless approved by stockholders. Eligible participants are officers and other employees of the Company or any of its subsidiaries or affiliates. Options granted under the 1997 Option Plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or non-qualified stock options.

     Management believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain qualified officers and employees and to motivate their best efforts on behalf of the Company's interests. The Company believes that the 1997 Option Plan will constitute an important part of the Company's compensation of its officers and other employees, particularly since as of December 16, 1996, only 30,000 shares of Common Stock are available for grant under the Company's existing stock option plans.

     The full text of the 1997 Option Plan appears as Exhibit A to this Proxy Statement. The principal features of the 1997 Option Plan are summarized below, but such summary is qualified in its entirety by the full text of the 1997 Option Plan.

Stock Subject to the Plan

     The stock to be offered under the 1997 Option Plan consists of shares, whether authorized but unissued or reacquired by the Company, of Common Stock of the Company. The total number of shares of Common Stock issuable upon the exercise of all stock options under the 1997 Option Plan may not exceed 1,500,000 shares, subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 750,000 shares of Common Stock pursuant to the 1997 Option Plan.

Administration of the Plan

     The 1997 Option Plan is to be administered by the Board of Directors of the Company; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee or a Stock Option Committee (the "Committee") consisting of no fewer than two Non-Employee Directors, as defined in the Securities Exchange Act of 1934. The Board intends that its Compensation Committee will administer the 1997 Option Plan.

     Subject to the terms of the 1997 Option Plan, the Board of Directors or the Committee may determine and designate those officers and employees who are to be granted stock options under the 1997 Option Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Committee shall also, subject to the express provisions of the 1997 Option Plan, have authority to interpret the 1997 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1997 Option Plan.

Grant of Options

     Officers and employees of the Company or any of its subsidiaries or affiliates are eligible to participate in the 1997 Option Plan.

     The exercise price for incentive stock options granted under the 1997 Option Plan will be the market value of the Company's Common Stock on the date of grant of the stock option (or in the case of incentive stock options granted to any individual who owns stock possessing more than 10% of the total combined voting power of all voting stock of the Company [a "Principal Stockholder"] , 110% of such fair market value). The exercise price for Non-Qualified Stock Options granted under the 1997 Option Plan will be not less than such fair market value. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital.

Exercise of Stock Options

     Stock options granted under the 1997 Option Plan shall expire not later than ten years from the date of grant, or in the case of any incentive stock option granted to a Principal Stockholder, five years from the date of grant or such shorter period as the Committee may determine.

     Stock options granted under the 1997 Option Plan may become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Subject to this power of the Committee, and except in the manner described below upon the death or Total Disability (as defined) of the Optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option, but in no event later than the expiration of the term of the Option. Typically, option installments will be cumulative and exercisable until the expiration of the exercise period.

     Upon the exercise of a stock option, Optionees may pay the exercise price in cash, by certified or bank cashiers check or, at the option of the Company, in shares of Common Stock of the Company valued at its fair market value on the date of exercise, or a combination thereof. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the Board of Directors or the Committee determines that the optionee has recognized gross income under the Code resulting from such exercise. These taxes may, at the option of the Company, be paid in shares of Common Stock.

     An Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall not be exercisable by the Optionee unless, at all times since the date of grant and at the time of exercise, such Optionee is an employee of the Company, or any subsidiary or affiliate, except that, upon termination of all employment (other than by death or by Total Disability followed by death in the circumstances provided below or by Total Disability) with the Company, any subsidiary or any affiliate, the Optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

     Upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within three years thereafter (or one year with respect to the exercise of an Incentive Stock Option), but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an Optionee (i) while an employee of the Company, any parent corporation of the Company or any subsidiary, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any subsidiary (other than for Total Disability) or (iii) within three years after termination on account of Total Disability of all employment with the Company, any subsidiary or any affiliate (or one year with respect to the exercise of an Incentive Stock Option), such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such Optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it is exercisable on the date of such termination.

     To the extent the aggregate market value of the Common Stock (determined as of the date of grant) with respect to which any options granted are intended to be designated as Incentive Stock Options under the 1997 Option Plan (or any other incentive stock option plan of the Company or any subsidiary) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered Incentive Stock Options.

     Stock options granted under the 1997 Option Plan may not be transferred by the holder other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder.

Change in Control

     In the event of a Change in Control (as defined), (a) all options outstanding on the date of such Change in Control shall, for a period of sixty
(60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such Shares under the option.

Federal Income Tax Consequences

     Incentive stock options granted under the 1997 Option Plan are intended to be qualified incentive stock options in accordance with the provisions of
Section 422 of the Code. All other options granted under the 1997 Option Plan are non-qualified options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an incentive stock option will not result in taxable income to the recipient at the time of the grant, and the Company will not be entitled to an income tax deduction at such time. The grant of non-qualified options will not result in taxable income to the recipient at the time of the grant. So long as such option does not result in taxable income to the recipient at the time of the grant, the Company will not be entitled to an income tax deduction.

     Upon the exercise of an incentive stock option granted under the 1997 Option Plan, the recipient will not be treated as receiving any taxable income, and the Company will not be entitled to an income tax deduction. Upon the exercise of a non-qualified option, an employee who is not a director or officer of the Company will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the underlying shares of the Company's Common Stock at the time of exercise, over the exercise price. The date of recognition and determination of the ordinary compensation income attributable to shares received upon exercise of an option by an officer of the Company, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after such exercise, unless that person elects to be taxed as of the date of exercise. The Company will receive an income tax deduction for the amount treated as compensation income to the recipient at the time and in the amount that the recipient recognizes such income.

     Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gain or loss, depending on the holding period of the shares of Common Stock; provided, that if the shares subject to an incentive stock option are disposed of prior to the expiration of two years from the date of grant and one year from the date of exercise, the gain realized on the disposition will be treated as ordinary compensation income to the Optionee.

     The tax basis of the shares of Common Stock received by the recipient will be the market value on the date the recipient is considered to have received taxable compensation income, and the holding period of the shares will begin the day after such date.

     With respect to incentive stock options, the excess of the fair market value of the stock obtained upon exercise over the exercise price therefor may be treated as a tax preference item for alternative minimum tax purposes.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the Annual Meeting is required for approval of the 1997 Option Plan.

     The Board of Directors recommends a vote FOR approval of the adoption of the 1997 Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 30, 1996 and has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to continue to act as the Company's independent public accountants for the Company's 1997 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no earlier than October 8, 1997 and no later than November 8, 1997 to be considered for inclusion in the Company's next Proxy Statement.

                                           By Order of the Board of Directors,

                                                     SUSAN E. ROWLAND
                                                        Secretary

Dated: Jericho, New York
       December 20, 1996

                                                                       EXHIBIT A

                              GRIFFON CORPORATION
                             1997 STOCK OPTION PLAN

SECTION 1.  GENERAL PROVISIONS

1.1.  NAME AND GENERAL PURPOSE

     The name of this plan is the Griffon Corporation 1997 Stock Option Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable Griffon Corporation (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees of the Company to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2  DEFINITIONS

     a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

     b. "Board" means the Board of Directors of the Company.

     c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

          (a) a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

          (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof.

     d. "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means the Committee referred to in Section 1.3 of the Plan.

     f. "Common Stock" means shares of the Common Stock, par value $.25 per share, of the Company.

     g. "Company" means Griffon Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     h. "Fair Market Value" means the market price of the Common Stock on the New York Stock Exchange consolidated reporting system on the date of the grant or on any other date on which the Common

Stock is to be valued hereunder. If no sale shall have been reported on the New York Stock Exchange consolidated reporting system on such date, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

     i. "Incentive Stock Option" means an Incentive Stock Option as described in
Section 2.1 of the Plan.

     j. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission"); provided, that such person is also an "outside director" as set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

     k. "Non-Qualified Stock Option" means a Non-Qualified Stock Option as described in Section 2.1 of the Plan.

     l. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

     m. "Participant" means any officer or employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

     n. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

     o. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee appointed by the Board consisting of two or more members of the Board all of who shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4  ELIGIBILITY

     Stock options may be granted only to officers or employees of the Company or a Subsidiary or Affiliate. Subject to Section 2.3, any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5  SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,500,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section
1.6. No individual may be granted options to purchase more than an aggregate of 750,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6  ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such Shares under the option.

1.7  NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8  WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the

Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9  ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10  GENERAL CONDITIONS

     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would prevent an Incentive Stock Option granted under the Plan from qualifying as an Incentive Stock Option under Section 422 of the Code or result in a "modification" of the Incentive Stock Option under Section 424(h) of the Code or otherwise alter or impair any right theretofore granted to any Participant ; and further provided that, without the consent and approval of the holders of a majority of the outstanding shares of Common Stock of the Company present at a meeting at which a quorum exists, neither the Board nor the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 above) the total number of shares or other securities reserved for issuance under the Plan; (iii) decreases the minimum option prices stated in Section 2.2 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or any regulation thereunder); (iv) extends the expiration date of the Plan, or the limit on the maximum term of Options; or (v) withdraws the administration of the Plan from a committee consisting of two or more members, each of whom is a non-employee director.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Sections 2.3(c) and 2.4(b) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11  COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12  EFFECTIVE DATES

     The Plan was adopted by the Board on November 6, 1996, subject to approval by the stockholders of the Company. The Plan shall terminate on November 5, 2006.

SECTION 2.  OPTION GRANTS

2.1  AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock options granted under the Plan may be of two types: an incentive stock option ("Incentive Stock Option"); and a non-qualified stock option ("Non-Qualified Stock Option").

     It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code and shall be subject to the tax treatment described in Section 422 of the Code.

     Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option, in whole or in part, it shall constitute a separate Non-Qualified Stock Option to the extent of such disqualification.

2.2  OPTION EXERCISE PRICE

     The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the Company or any parent corporation of the Company or Subsidiary and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3  INCENTIVE STOCK OPTION GRANTS

     Each Incentive Stock Option will be subject to the following provisions:

          a. Term of Option

          An Incentive Stock Option will be for a term of not more than ten years from the date of grant, except in the case of an employee described in the second paragraph of Section 2.2 above in which case an Incentive Stock Option will be for a term of not more than five years from the date of the grant.

          b. Annual Limit

          To the extent the aggregate Fair Market Value of the Common Stock (determined as of the date of grant) with respect to which any options granted hereunder are intended to be designated as Incentive Stock Options under the Plan (or any other incentive stock option plan of the Company or any Subsidiary) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered incentive stock options.

        c. Exercise

          Subject to the power of the Committee under Section 1.10(b) above and except in the manner described below upon the death of the optionee, an Incentive Stock Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

          An Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, any parent corporation of the Company or any Subsidiary, except that, upon termination of all employment (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below) with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, the optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

          Upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within one year thereafter, but only to the extent such option is exercisable on the date of such termination.

          In the event of the death of an optionee (i) while an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any Subsidiary or

     Affiliate (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all employment with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of three years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability or other termination of employment, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option.

        d. Transferability

          An Incentive Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution.

2.4  NON-QUALIFIED STOCK OPTION GRANTS

     Each Non-Qualified Stock Option will be subject to the following provisions:

          a. Term of Option

          A Non-Qualified Stock Option will be for a term of not more than ten years from the date of grant.

        b. Exercise

          The exercise of a Non-Qualified Stock Option shall be subject to the same terms and conditions as provided under Section 2.3(c) above except that (i) upon termination of all employment by Total Disability, the Optionee may exercise such options at any time within three years thereafter and (ii) in the event of the death of an Optionee within three years after termination on account of Total Disability of all employment with the Company, or any subsidiary or affiliate, such Optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee may exercise such Optionee's option at any time within a period of three years from the date of death.

        c. Transferability

          A Non-Qualified Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, except as may be permitted by the Board or the Committee.

2.5  AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                               GRIFFON CORPORATION

                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                FEBRUARY 6, 1997

The undersigned hereby appoints Dr. Bertrand M. Bell and Rear Admiral Clarence
A. Hill, Jr. (Ret.), or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 6, 1997 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

      The Board of Directors recommends a vote FOR the following proposals:

                  (Continued and to be signed on reverse side)


                                                                     SEE REVERSE
                                                                         SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


1. Election of the following nominees, as set forth in the proxy statement:

                            FOR all                  WITHHOLD
                           nominees                 authority
                           at right                  to vote

                              / /                      / /

           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THE NOMINEE'S NAME ON THE LINE PROVIDED BELOW)

           ________________________________________________________________

NOMINEES:  Robert Balemian, Harvey R. Blau, Ronald J. Kramer and Lieutenant
           General James W. Stansberry (Ret.)


2.         Proposal to adopt a 1997 Stock Option Plan, as set forth in Exhibit
           A.

                      FOR             AGAINST            ABSTAIN
                      / /               / /                / /

3. Upon such other business as may properly come before the meeting or any adjournment thereof.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE


SIGNATURE(S) ________________________________________   DATED:____________, 1997

                             VOTING INSTRUCTIONS TO
               U.S. TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE

           UNDER THE GRIFFON CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

I hereby direct that at the Annual Meeting of Stockholders of Griffon Corporation on February 6, 1997 and at any adjournments thereof, the voting rights pertaining to the shares of Griffon Corporation Common Stock deemed allocated to my account under The Griffon Corporation Employee Stock Ownership Plan solely for the purpose of voting at the Annual Meeting shall be exercised as checked on this card, or if not checked, shall be voted in the discretion of the Trustee.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

                   (Continued and to be signed on other side)


                                                                     SEE REVERSE
                                                                         SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


1. Election of the following nominees as set forth in the proxy statement:

                            FOR all                  WITHHOLD
                           nominees                 authority
                           at right                  to vote

                              / /                      / /

           (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below.)

           ________________________________________________________________

NOMINEES:  Robert Balemian, Harvey R. Blau, Ronald J. Kramer and Lieutenant
           General James W. Stansberry (Ret.)

2.         Proposal to adopt a 1997 Stock Option Plan.

                      FOR             AGAINST            ABSTAIN
                      / /               / /                / /

3. Upon such other business as may properly come before the meeting or any adjournment thereof.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S) ___________________________________________ DATED:___________, 1997
Please sign and date and return this voting instruction card in our attached envelope. This card must be received by 5:00 p.m. Eastern Time on February 3, 1997